UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2010

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to the 2010 Executive Incentive Plan

On December 17, 2010, the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board) approved the submission of certain amendments to the 2010 Executive Incentive Plan (the EIP), an incentive compensation plan for certain Bank officers, to the Federal Housing Finance Agency (the Finance Agency), the Bank’s regulator, such amendments only to be effective upon the completion of that review. The EIP was previously filed via Current Report on Form 8-K with the Securities and Exchange Commission (the SEC) on April 30, 2010, subject to the prior review of the Finance Agency. The Bank received comments on the EIP from the Finance Agency in September 2010, and the amendments described in this report were submitted to the Finance Agency for its review. The Finance Agency notified the Bank on December 23, 2010, that it had completed its review of the amendments to the EIP, and such amendments became effective on that same day. The Bank’s principal executive officer, principal financial officer, and other, non-retired named executive officers, as identified in the Bank’s Annual Report on Form 10-K filed with the SEC on March 22, 2010 (the 2009 Annual Report), are participants in the EIP.

The amendments to the EIP include the following changes (in addition to a correction of a scrivener’s error in the description of the goal based on Community Development Advances and Economic Stimulus Advances):

•    The discretionary component of each participant’s short-term incentive goals was removed to provide greater objectivity in the final determination of each award of incentive compensation. The percentage that this goal had represented was added to each participant’s “Individual, Bank-Wide or Department Specific” goal, which goal includes various objective criteria for each participant.

•    The calculation of the long-term goal based on retained earnings as of December 31, 2012, was changed. Achieving the prior goal was subject to the condition that retained earnings would be a minimum of $400 million less dividends paid in 2010 through 2012. The amended long-term goal based on retained earnings does not subtract dividends paid. This goal was changed to incent participants to focus on growing retained earnings consistent with the Bank’s strategic goals.

•    Threshold, Target, and Excess long-term incentive opportunities for retained earnings were added to further incent participants to focus on growing retained earnings consistent with the Bank’s strategic goals. The following table sets forth the long-term incentives, as amended:

Long-Term Goal	Retained Earnings as of December 31, 2012	Incentive Opportunity (payable after Year-End 2012)

Threshold	$405 million	50% of the remaining 40% of the combined short- and long-term incentive opportunity

Target	$475 million	40% of the combined short- and long-term

incentive opportunity

Excess	$545 million	150% of the remaining 40% of the combined short- and long-term incentive opportunity

The following table sets forth the combined short- and long-term incentive opportunities for the year 2010, which are unchanged as a result of the amendments described by this report:

Position	Combined Short- and Long-Term Incentive Opportunity as a Percent of Base Salary
	Threshold	Target	Excess

President	15.00%	30.00%	45.00%
Tier I	11.00%	22.00%	33.0%
Tier II	8.75%	17.50%	26.25%
Tier III	6.25%	12.50%	18.75%

The foregoing description of the EIP is qualified in its entirety by reference to the copy of the EIP included herein as Exhibit 4.1 and incorporated herein by reference. Additionally, a marked version of the EIP is attached to this report as Exhibit 4.2. The marked text in Exhibit 4.2 shows changes to the EIP as a result of the amendments disclosed in this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

       Exhibit Number

          4.1 Revised 2010 Executive Incentive Plan.

          4.2 Revised 2010 Executive Incentive Plan, marked to show changes.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: December 28, 2010	By:	/s/ Frank Nitkiewicz

Frank Nitkiewicz
Executive Vice President and Chief Financial Officer